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                        CONSENT OF JAMES BERNSTEIN, ESQ.


                                 April 25, 2001


Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the statement of additional information included in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 for certain flexible premium deferred variable annuity contracts issued through Provident Mutual Variable Annuity Separate Account of Provident Mutual Life Insurance Company (File No. 33-70926).


                                                             /s/ James Bernstein
                                                             -------------------
                                                             James Bernstein
                                                             Assistant Secretary